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                                                                   Exhibit 23.2


                       Consent of Independent Accountants


To the Board of Directors and Stockholders of Risk Capital Holdings, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, which Registration Statement is also a post-effective amendment to Registration Statement No. 33-99974, of our report dated January 29, 1999, except as to Note 14, which is as of March 25, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Stockholders of Risk Capital Holdings, Inc., which is incorporated by reference in Risk Capital Holding Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 29, 1999, except as to Note 14, which is as of March 25, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers, LLP

New York, NY
August 27, 1999